Exhibit 10.10

COUNSEL RB CAPITAL INC.

STOCK OPTION GRANT NOTICE

Counsel RB Capital Inc. (the “Company hereby grants to the option holder set forth below an option to purchase the number of shares of the Company’s common stock as set forth below. The options are subject to all of the terms and conditions as set forth herein and in the Stock Option Agreement (Attachment 1) and the Notice of Exercise (Attachment 2), all of which are attached hereto and incorporated herein in their entirety.

Option Holder:	Kirk Dove

Date of Grant:	February 29, 2012

Number of Shares Subject to Option:	312,500

Exercise Price (Per Share):	$2.00

Expiration Date:	See the Stock Option Agreement.

Type of Grant:	Non-Qualified Option.

Vesting Schedule:	Subject to the conditions of the Stock Option Agreement, the option shall vest and shall become exercisable in four equal parts on each of the first four anniversaries of the Date of Grant.

Additional Terms/Acknowledgements:

The undersigned option holder acknowledges receipt of, and understands and agrees to, this Grant Notice and the Stock Option Agreement. Option holder further acknowledges that as of the Date of Grant, this Grant Notice and the Stock Option Agreement set forth the entire understanding between option holder and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject.

Executed as of , 2012.

COUNSEL RB CAPITAL INC.		OPTION HOLDER:

By:	/s/ Stephen Weintraub
Name:	STEPHEN WEINTRAUB	Kirk Dove
Title:	EVP, Secretary & CFO

[Signature Page – Stock Option Grant Notice]

Executed as of , 2012.

COUNSEL RB CAPITAL INC.	OPTION HOLDER:

By:	/s/ Kirk Dove
Name:	Kirk Dove
Title:

[Signature Page – Stock Option Grant Notice]

ATTACHMENT 1

STOCK OPTION AGREEMENT

Pursuant to your Stock Option Grant Notice (“Grant Notice”) and this Stock Option Agreement, Counsel RB Capital Inc. (the “Company”) has granted you, Kirk Dove (the “Optionee”), an option under its to purchase the number of shares of the Company’s common stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice.

1. GRANT OF OPTION. The Company has granted to the Optionee certain stock options to purchase the number of shares of the Company’s common stock in the amounts and at exercise prices set forth in the Grant Notice.

2. VESTING. The option shall vest and become exercisable as provided in the Grant Notice.

3. NUMBER OF SHARES AND EXERCISE PRICE. In the event that the outstanding shares of common stock of the Company are hereafter increased or decreased, or changed into or exchanged for a different number of shares or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split, combination of shares, or a dividend payable in capital stock, appropriate adjustment may be made by the Board of Directors of the Company in the number and kind of shares as to which this option or portions thereof then unexercised shall be exercisable, to the end that the Optionee’s proportionate interest shall be maintained as before the occurrence to the unexercised portion of the option and with a corresponding adjustment in the Exercise Price per share. Any such adjustment made by the Board of Directors shall be conclusive. The grant of this option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets. Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the class then subject options are changed into or exchanged for cash or property or securities not of the Company’s issue, or upon a sale of substantially all the property of the Company to an association, person, party, corporation, partnership, or control group as that term is construed for purposes of the Securities Exchange Act, this option shall terminate unless provision be made in writing in connection with such transaction for the continuance and/or assumption of this option, or the substitution for this option of options covering the stock of a successor corporation, or a parent or a subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, in which event the option shall continue in the manner and under the terms so provided. If this option shall terminate pursuant to the foregoing sentence, the Optionee shall have the right, at such time prior to the consummation of the transaction causing such termination as the Company shall designate, to exercise the unexercised portions of his options, including the portions thereof which would, but for this Section 3 not yet be exercisable.

3. METHOD OF PAYMENT. Payment of the exercise price is due in full upon exercise of all or any part of the Optionee’s respective options. The Optionee may elect to make payment of the exercise price in cash or by check or in any other manner permitted by the Company.

5. WHOLE SHARES. The Optionee may exercise his/her respective options only for whole shares of common stock except to the extent the number of shares subject to any such option is a fractional amount, in which case an exercise for such fractional amount of shares will be permitted. In lieu of issuing a fraction of a share upon any exercise of an option, the Company will be entitled to pay to the Optionee an amount equal to the fair market value of such fractional share.

6. NO EXERCISE IN VIOLATION OF LAW. The Optionee may not exercise his or her respective options unless the shares of common stock issuable upon such exercise are then registered under the Securities Act of 1933 (the “Securities Act”) or, if such shares of common stock are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of the Optionee’s respective options must also comply with other applicable laws and regulations governing such options, and the Optionee may not exercise his or her respective options if the Company determines that such exercise would not be in material compliance with such laws and regulations.

7. TERM. The Optionee may not exercise the Optionee’s respective options before the commencement of its term or after its term expires. The term of the Optionee’s respective options commences on the Date of Grant and expires seven (7) years after the date of the grant.

8. EXERCISE. The Optionee may exercise the vested portion of the Optionee’s respective options during its term by delivering the Notice of Exercise.

9. TRANSFERABILITY. The stock certificate or certificates representing the shares issued upon exercise of the option shall bear, in addition to any other legend required to be placed thereon, a conspicuous legend to the effect that the shares of capital stock represented thereby are subject to legal restrictions against transfer and are held under and subject to the terms and provisions of this Stock Option Agreement as follows:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

10. NO RIGHTS AS SHAREHOLDER. The Optionee shall not have any rights of a shareholder with respect to the shares subject to the options evidenced by this Stock Option Agreement, until a stock certificate has been duly issued following exercise of the option as provided herein.

11. WITHHOLDING OBLIGATIONS.

(a) At the time the Optionee exercises his/her option, in whole or in part, or at any time thereafter as requested by the Company, the Optionee hereby authorizes withholding from payroll and any other amounts payable to the Optionee, and otherwise agrees to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any of its affiliates, if any, which arise in connection with the exercise of the Optionee’s respective options.

(b) The Optionee may not exercise his/her respective options unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, the Optionee may not be able to exercise such options when desired even though such options are vested, and the Company shall have no obligation to issue a certificate for such shares of Common Stock or release such shares of Common Stock from any escrow provided for herein.

12. NOTICES. Any notices provided for in the Optionee’s respective options shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to the Optionee, five (5) days after deposit in the United States mail, postage prepaid, addressed to the Optionee at the last address the Optionee provided to the Company.

13. VENUE AND JURY TRIAL. Exclusive venue for any action arising out of or related to this Agreement will be in state or federal court located in the County of Los Angeles, California, and each party consents to the jurisdiction of such courts and waives any defense based on lack of personal jurisdiction or inconvenient forum. EACH PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT BE TRIED BY JURY. EACH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS RIGHT TO DEMAND TRIAL BY JURY.

COUNSEL RB CAPITAL INC.		OPTION HOLDER:

By:	/s/ Stephen Weintraub
Name:	STEPHEN WEINTRAUB	Kirk Dove
Title:	EVP, Secretary & CFO

[Signature Page – Stock Option Agreement]

COUNSEL RB CAPITAL INC.	OPTION HOLDER:

By:	/s/ Kirk Dove
Name:	Kirk Dove
Title:

[Signature Page – Stock Option Agreement]

ATTACHMENT 2

NOTICE OF EXERCISE

1. Pursuant to a certain stock option notice (“Agreement”) between the undersigned (“Optionee”) and Counsel RB Capital Inc. (the “Company”) evidencing that certain options were granted ______________, 2012. Optionee hereby exercises the right to purchase          shares of common stock of the Company (“Stock”) at an exercise price of $2.00 per share.

2. Optionee hereby represents and warrants to the Company and acknowledges and agrees as follows:

(a) Review of Materials; Advice and Consultation. Optionee is a sophisticated investor and has such knowledge and experience in financial and business matters that he or she is able to understand the information concerning the Company and to evaluate the risks in any investment in the Stock. Optionee has been advised to discuss this investment with his, her or its legal or other professional advisors, or with other investment representatives who have knowledge of business and financial matters. If he or she has not done so it is because, in his or her opinion, he or she is personally capable of evaluating the Company and does not need the advice of other persons. Optionee and, to the extent deemed necessary by him or her, any of the persons mentioned above, has been afforded the opportunity to ask questions concerning the Company and its business and has been furnished with such information with respect to the Company and its proposed operations as he or she has requested to his or her satisfaction.

(b) Risk of Loss; Transfer Restrictions. Optionee understands and has fully considered for purposes of this investment that (i) the investment involves a high degree of risk of loss, and (ii) there are substantial restrictions on the transferability of the Stock.

(c) Financial Ability. Optionee is able (i) to bear the economic risk of this investment, (ii) to hold the Stock for an indefinite period of time, and (iii) to afford a complete loss of this investment. Optionee represents that he or she has adequate means of providing for his or her current needs and possible personal contingencies and has no need for liquidity in this particular investment. Optionee’s overall commitment to investments which are not readily marketable is not disproportionate to his or her net worth, and his or her investment in the Stock will not cause such overall commitment to become excessive.

(d) Investment Purpose. Optionee is acquiring Stock for his or her own account and not for the account of any other person. Optionee is acquiring Stock solely for investment and not with a view to, or for resale in connection with, the distribution or other disposition thereof. Optionee understands that the sale and issuance of the Stock has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), applicable state securities laws or the securities or similar laws of any other jurisdiction whatsoever, and, therefore, the Stock cannot be sold, resold, pledged, assigned or otherwise disposed of unless it is subsequently registered under the securities and similar laws of each applicable jurisdiction, or unless exemptions from such registration requirements are available. Optionee understands that dispositions of Stock can be made only in compliance with the Securities Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder and all applicable state securities and “blue sky” laws; and Optionee understands that the Company is under no obligation to register the offer or sale of any Stock in any jurisdiction whatsoever or to assist Optionee in complying with any exemption from registration under the securities or similar laws of any jurisdiction whatsoever. Optionee further understands that this transaction has not been reviewed by, passed on, or submitted to the United States Securities and Exchange Commission (the “SEC”), nor has the SEC or any other agency made any finding or determination as to the fairness of an investment in Stock, nor any recommendation or endorsement of this offering.

(e) Reliance by Company. Optionee understands that the Company is relying on the truth and accuracy of the representations, declarations and warranties made by Optionee in this Notice of Exercise in offering the Stock for sale to Optionee and in determining the availability of certain exemptions under applicable securities laws.

3. The foregoing representations and warranties and undertakings are made by Optionee with the intent that the Company may rely upon them in determining his or her suitability as an investor. Optionee agrees that such representations and warranties shall survive his or her investment. Optionee agrees to indemnify and hold harmless the Company from any damages, claims, expenses, losses or actions resulting from the untruth of any of the representations and warranties of Optionee contained in this Notice of Exercise.

4. Capitalized terms used in this Notice of Exercise but not defined herein have the meanings set forth in the Agreement.

Date:

OPTIONEE: KIRK DOVE